UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 20, 2010

CONMED CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-16093	16-0977505
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

525 French Road
Utica, New York 13502
(Address of principal executive offices, including zip code)

(315) 797-8375
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (See General Instruction A.2 below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of CONMED Corporation was held on May 20, 2010 (the “Annual Meeting”).  Holders of Common Stock were entitled to elect seven directors.  On all matters which came before the Annual Meeting, holders of Common Stock were entitled to one vote for each share held.  Proxies for 27,429,109 of the 29,172,607 shares of Common Stock entitled to vote were received in connection with the Annual Meeting.

The following table sets forth the names of the seven persons elected at the Annual Meeting to serve as directors until the first annual meeting of shareholders following the end of the Company’s fiscal year ending December 31, 2010 and the number of votes cast for, against or withheld with respect to each person.

Election of Directors

Director	Votes Received	Votes Withheld	Broker Non-Votes

Eugene R. Corasanti	23,929,160	2,067,112	1,432,837
Joseph J. Corasanti	24,065,995	1,930,277	1,432,837
Bruce F. Daniels	16,701,435	9,294,837	1,432,837
Jo Ann Golden	23,449,911	2,546,361	1,432,837
Stephen M. Mandia	14,287,027	11,709,245	1,432,837
Stuart J. Schwartz	14,286,204	11,710,068	1,432,837
Mark E. Tryniski	23,450,448	2,545,824	1,432,837

Management Proposals
	For	Against	Abstain	Broker Non-Votes
Ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending December 31, 2010	26,151,488	1,264,594	13,027	-

Approval of the Amended and Restated 2007 Non-Employee Director Equity Compensation Plan	21,457,431	4,160,283	378,558	1,432,837

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONMED CORPORATION
(Registrant)

By:	/s/Robert D. Shallish, Jr.
Robert D. Shallish, Jr.
Vice President-Finance and
Chief Financial Officer

Date:  May 20, 2010